Exhibit 10.2
Second Amendment and Waiver
dated as of August 1, 2011
among
Cornerstone Healthcare Plus Operating Partnership, L.P.,
as the Borrower,
Cornerstone Healthcare Plus Reit, Inc.,
Hedgcoxe MOB, LP,
Floral Vale, LLC
Floral Vale TRS, LLC,
Forestview Manor, LLC,
Forestview Manor TRS, LLC,
GreenTree Acquisition, LLC
and
Greentree Acquisition TRS, LLC
as the Guarantors
the Lenders from time to time parties hereto,
as Lenders
and
KeyBank National Association,
as a Lender and Agent

Re Credit Agreement dated as of November 19, 2010

Execution
Second Amendment and Waiver
     This Second Amendment and Waiver dated as of August 1, 2011 (this “Amendment") is entered into among Cornerstone Healthcare Plus Operating Partnership, L.P., a limited partnership organized under the laws of the State of Delaware (the “Borrower"), Cornerstone Healthcare Plus REIT, INC., a Maryland corporation, Hedgcoxe MOB, LP, a limited partnership organized under the laws of Delaware, Floral Vale, LLC, a limited liability company organized under the laws of Delaware, Floral Vale TRS, LLC, a limited liability company organized under the laws of Delaware, Forestview Manor, LLC, a limited liability company organized under the laws of Delaware, Forestview Manor TRS, LLC, a limited liability company organized under the laws of Delaware, Greentree Acquisition, LLC, a limited liability company organized under the laws of Delaware, Greentree Acquisition TRS, LLC, a limited liability company organized under the laws of Delaware (each a “Guarantor” and collectively, the “Guarantors"); the several financial institutions from time to time party to this Amendment, as Lenders (the “Lenders"); and Keybank National Association, as a Lender (in such capacity, “Key"), and as Agent (in such capacity, the “Agent") as provided herein. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the below defined Loan Agreement.
Witnesseth:
     Whereas, Borrower and Key, as Lender, entered into that certain Credit Agreement dated as of November 19, 2010 (as amended, the “Loan Agreement").
     Whereas, the parties hereto wish to amend the Loan Agreement (and the Loan Documents associated therewith) to, inter alia, (a) terminate the Revolving Credit Commitment, (b) amend the definition of “Credit Period", (c) amend the definition of “Revolving Credit Commitment Termination Date", (d) delete Section 2.24, and (e) amend Section 2.1.
     Now, Therefore, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:
     Section 1. Amendments. From and after the Amendment Effective Date, the Loan Documents are hereby amended as follows:
     (a) Definitions Deleted. The following definitions are hereby deleted in their entirety: (i) “Borrowing Notice", (ii) “Credit Period", (iii) “Facility Fee", (iv) “Facility Fee Percentage", (v) “Future Commitment", and (vi) “Revolving Percentage".
     (b) Disposition. The definition of “Disposition” is hereby amended by deleting the same in its entirety and inserting the following in lieu thereof:
          ““Disposition” — the sale, lease, conveyance, transfer or other disposition of any Facility, Eligible Facility or other Property (whether in one or a series of transactions), including accounts and notes receivable (with or without recourse), refinancing transactions and sale-leaseback transactions other than to an Affiliate.”
          (c) Net Asset Sale Proceeds. The definition of “Net Asset Sale Proceeds” is hereby amended by deleting the same in its entirety and inserting the following in lieu thereof:
     ““Net Asset Sale Proceeds” — with respect to any Disposition or refinancing of any Facility, Eligible Facility or other Property owned by Borrower or any of its Subsidiaries (including any interests owned by Borrower or any Subsidiary in any joint venture), an amount equal to: (a) the sum of cash payments received by Borrower or any Subsidiary from such sale or refinancing, minus (b) any bona fide direct costs incurred in connection with such sale or refinancing, including (i) income or gains taxes paid or payable by the seller as a result of any gain recognized in connection with such sale or refinancing during the tax period applicable to the sale (after taking into account any available tax credits or deductions and any taxsharing arrangements), (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Revolving Credit Loans) that is secured by a Lien on the assets in question and that is required to be repaid under the terms thereof as a result of such sale or refinancing, and (iii) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such sale undertaken by Borrower or any Subsidiary in connection with such sale; provided that upon release of any such reserve, the amount released shall be considered Net Asset Sale Proceeds.”
     (d) Required Lenders. The definition of “Required Lenders” is hereby amended by deleting the same in its entirety and inserting the following in lieu thereof:
     ““Required Lenders” — at any time, subject to the terms of Section 2.23, Non- Defaulting Lenders holding or being responsible for 51% or more (or, if there are less than three (3) Non-Defaulting Lenders that are not Affiliates, 100%) of the sum of all Revolving Exposure.”
     (e) Revolving Credit Commitment. The definition of “Revolving Credit Commitment” is hereby amended by deleting the same in its entirety and inserting the following in lieu thereof:
     ““Revolving Credit Commitment” — as to each Lender, the prior (and now terminated) obligation of such Lender to make Revolving Credit Loans in the aggregate amount set forth opposite such Lender’s name on the signature pages of the Loan Agreement (prior to the Second Amendment and Waiver dated as of August 1, 2011) under the caption “Revolving Credit Commitment” as such amount is subject to reduction in accordance with the terms hereof.”

     (f) Revolving Credit Commitment Termination Date. The definition of “Revolving Credit Commitment Termination Date” is hereby amended by deleting the same in its entirety and inserting the following in lieu thereof:
     “Revolving Credit Commitment Termination Date” — July 31, 2012, or such later date established in accordance with Section 2.24 hereof.”
     (g) Total Revolving Credit Commitment. The definition of “Total Revolving Credit Commitment” is hereby amended by deleting the same in its entirety and inserting the following in lieu thereof:
     ““Total Revolving Credit Commitment” — the amount of the Total Revolving Exposure as of July 27, 2011, Sixteen Million Three Hundred Twenty Seven Dollars ($16,327,000), subject to reductions and limitations on further borrowing all as set forth in Article 2.”
     (h) Revolving Commitments Terminated; No Further Advances Permitted. Section 2.1 of the Loan Agreement is hereby amended by deleting the same in its entirety and inserting the following in lieu thereof:
     “Section 2.1. Revolving Credit Loans. Borrower, each other Loan Party and each Lender hereby agrees that the Lender’s respective Revolving Credit Commitments are terminated and are no longer in force or effect and Borrower is not entitled to request or receive any loans (individually a “Revolving Credit Loan” and, collectively, the “Revolving Credit Loans”) hereunder. All references to any “borrowing” or “borrowings” in the Loan Documents shall only be deemed to be references to borrowings made prior to July 1, 2011.
     Notwithstanding any references to or use of the phrases “revolving” and “commitment” (or similar phrases) in the Loan Documents, all Revolving Credit Loans are now considered to be term loans and all Revolving Credit Commitments have been previously funded. In no instance (notwithstanding any provisions to the contrary in any of the Loan Documents) may the Borrower borrow or reborrow (from funds repaid or otherwise) any Revolving Credit Loans.”
     (i) Sections Deleted. The following sections and exhibit are hereby deleted in their entirety:
— Sections 2.3;
— Section 4.2;
— Section 6.9; and
— Exhibit G
     and the words “[Intentionally Omitted]” are inserted in lieu thereof.

     (j) Section 2.5(f). Section 2.5(f) of the Loan Agreement is hereby amended by deleting the same in its entirety.
     (k) Section 2.7(b). Section 2.7(b) of the Loan Agreement is hereby amended by deleting the same in its entirety and the words “[Intentionally Omitted]” are inserted in lieu thereof.
     (l) Section 2.14. Section 2.14 of the Loan Agreement is hereby amended by deleting the same in its entirety and inserting the following in lieu thereof:
     “Section 2.14. Pro Rata Treatment Among Lenders. Except as otherwise provided herein: (a) [Intentionally Omitted]; (b) each partial reduction of the Total Revolving Credit Commitment shall be applied to the Revolving Credit Commitments of the Lenders pro rata according to each Lender’s respective Revolving Percentage; (c) each payment and repayment of principal of or interest on Revolving Credit Loans will be made to the Agent for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Credit Loans held by such Lenders; and (d) each conversion of Revolving Credit Loans of a particular Type under Section 2.17 hereof (other than conversions provided for by Section 2.20 or 2.21 hereof) shall be made pro rata among the Lenders holding Revolving Credit Loans of such Type according to the respective principal amounts of such Revolving Credit Loans held by such Lenders.”
     (m) Section 2.24. The first sentence of Section 2.24 of the Loan Agreement is hereby amended by deleting the same in its entirety and inserting the following in lieu thereof:
     “Subject to the following provisions, the Borrower shall have the option to extend the initial Revolving Credit Commitment Termination Date to October 30, 2012.”
     (n) Section 5.5. Section 5.5 of the Loan Agreement is hereby amended by deleting the same in its entirety and inserting the following in lieu thereof:
     “Section 5.5. Monthly Information. Upon request by Agent, as soon as available, but in any event within thirty (30) days after the end of each of each Loan Party’s fiscal month, a financial statement for each Eligible Facility, together with occupancy reports, rent rolls, census and operating statements for the corresponding period of the immediately preceding fiscal month, all in reasonable detail, each such statement to be certified in a certificate of a Responsible Officer of Parent Guarantor as (to the best of such Responsible Officer’s knowledge, after due inquiry into the matters being certified) accurately presenting the financial position and the results of operations of such Eligible

Facility as at its date and for such month and as having been prepared in accordance with GAAP (subject to year-end audit adjustments).”
     (o) Section 6.18. Section 6.18 of the Loan Agreement is hereby amended by deleting the same in its entirety and inserting the following in lieu thereof:
     “Section 6.18. REIT Advisor. At all times (a) the REIT Sub-Advisor shall be the Advisor to the Parent Guarantor (as more fully set forth in that certain Omnibus Agreement dated as of July 29, 2011 among Cornerstone Ventures, Inc.; CIP Leveraged Fund Advisors, LLC; Cornerstone Leveraged Realty Advisors, LLC; REIT Sub-Advisor; Terry Roussel; and Parent Guarantor) and (b) John Mark Ramsey will continue to be the Chief Executive Officer of the REIT Sub-Advisor.”
     (p) Section 6.19. A new section, Section 6.19 is hereby added to the Loan Agreement as follows:
     “Section 6.19. Tax and Insurance Impound Account. Borrower shall establish and maintain at all times while any Obligations remain unpaid and outstanding an impound account (the “Impound Account”) with Agent for payment of taxes and insurance premiums on each Eligible Facility and as additional security for the Obligations secured by each Collateral Document. Borrower shall deposit in the Impound Account an amount determined by Agent to be sufficient (when added to the monthly deposits described herein) to pay the next due installment of real estate taxes and assessments on each Eligible Facility at least one (1) month prior to the due date or the delinquency date thereof (as Agent shall determine) and the next due annual insurance premiums with respect to each Eligible Facility at least one (1) month prior to the due date thereof. Commencing on the first Monthly Payment Date after August 1, 2011 (i.e., payable on September 1, 2011) and continuing thereafter on each Monthly Date, Borrower shall pay to Agent, concurrently with the each payment due under the Note, deposits in an amount equal to one-twelfth (1/12) of the amount of the annual real property taxes (“Taxes") that will next become due and payable on each Eligible Facility (the “Monthly Tax Impound"), plus one twelfth (1/12) of the amount of the annual insurance premiums (“Insurance Premiums") that will next become due and payable on insurance policies which Borrower is required to maintain hereunder (the “Monthly Insurance Impound”), each as estimated and determined by Agent. The Monthly Tax Impound or Monthly Insurance Impound, and the payments of interest or principal or both, payable pursuant to the Loan Documents, shall be added together and shall be paid as an aggregate sum by Borrower to Agent. If Agent at any time determines that the Monthly Tax Impound or Monthly Insurance Impound is insufficient, Agent may in its discretion adjust the required monthly payments of such amounts, and Borrower shall be obligated to pay the increased amounts for the Monthly Tax Impound or Monthly Insurance Impound commencing with the next monthly payment date under the Note. So long as no Event of Default or Default has occurred and is continuing, all sums in the Impound Account shall be held by Agent in the Impound Account and used to pay Taxes and Insurance Premiums before the same become delinquent. Borrower shall be responsible for ensuring the receipt by Agent, at least thirty (30) days prior to the respective due date or the delinquency date for payment thereof (as Agent shall determine), of all bills, invoices and statements for all Taxes and Insurance Premiums to be paid from the Impound Account, and so long as no Event of Default has occurred and is continuing, Agent shall pay the governmental authority or other party entitled thereto directly to the extent funds are available for such purpose in the Impound Account. In making any payment from the Impound Account, Agent shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof. Agent shall pay no interest on funds contained in the Impound Account to Borrower and any interest or other earnings on funds deposited in the Impound Account shall be solely for the account of Agent. If the total funds in the Impound Account shall exceed the amount of payments actually applied by Agent for the purposes of the Impound Account, such excess may be credited by Agent on subsequent payments to be made hereunder or, at the option of Agent, refunded to Borrower. In allocating such excess, Agent may deal with the person shown on the records of Agent to be the owner of the Property. If, however, the Impound Account shall not contain sufficient funds to pay the sums required when the same shall become due and payable, Borrower shall, within ten (10) days after receipt of written notice thereof, deposit with Agent the full amount of any such deficiency. The Impound Account shall not constitute a trust fund and may be commingled with other monies held by Agent.”
     (q) Section 7.11(d). Section 7.11(d) of the Loan Agreement is hereby amended by deleting the same in its entirety and inserting the following in lieu thereof:
     “(d) Liquidity. Permit (or suffer to exist), at all times, its average monthly balance of Cash and Cash Equivalents to be less than $8,000,000.”
     Section 2. Waiver of Existing Events of Default; Reservation of Rights. Subject to receipt of a fully executed copy of this Amendment and each of the other conditions precedent set forth in Section 8 hereof, Agent and each Lender hereby waives any Event of Default by a Loan Party under Section 6.9 of the Loan Agreement occurring prior to the Amendment Effective Date.
     The Loan Parties each acknowledge and agree that the Agent and Lenders have not waived any Defaults or Events of Default (other than the Events of Default described above) or any other covenant, agreement, terms, provisions, benefits or conditions contained in any Loan Document.

     The Agent and Lenders expressly reserve the right to exercise all remedies under the Loan Agreement and all other Loan Documents and under applicable law, including, without limitation, any enforcement actions, in respect of all Defaults or Events of Default (other than the Events of Default described above). Except for the waivers to the extent expressly set forth above, the Agent and Lenders reserve each and every right and remedy they may have under the Loan Agreement, all other Loan Documents and under applicable law with respect to any Defaults or Events of Default (other than the Events of Default described above).
     Section 3. Representations and Warranties. Each Guarantor and Borrower hereby represents and warrants to Key and Agent as follows:
     (a) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing (or would result from the amendment of the Loan Documents contemplated hereby).
     (b) The execution, delivery and performance by each Guarantor and the Borrower of this Amendment has been duly authorized by all necessary limited liability company and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.
     (c) This Amendment, the Guaranty (as modified by this Amendment) and each of the other Loan Documents (as amended by this Amendment) constitute the legal, valid and binding respective obligations of each Guarantor and Borrower, as applicable, enforceable against it in accordance with their respective terms.
     (d) Except as set forth herein or as otherwise disclosed to Key or Agent by Borrower in writing on or prior to the date hereof, all representations and warranties of Borrower in the Loan Agreement (each as amended by this Amendment) are true and correct as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).
     (e) Borrower and Guarantors are each entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon Key, Agent or any other Person.
     (f) Borrower’s and each Guarantor’s respective obligations under the Loan Agreement, the Guaranty and under the other Loan Documents, as applicable, are not subject to any defense, counterclaim, set-off, right of recoupment, abatement or other claim.
     Section 4. Continuing Effectiveness; Ratification of Guaranties. As herein amended, each of the Loan Documents (including, without limitation, each Guaranty) shall remain in full force and effect and each of the agreements, guarantees and obligations contained therein (as amended hereby) is hereby ratified and confirmed in all respects.

     Section 5. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.
     Section 6. Governing Law. THIS AMENDMENT AND EACH NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES EXCEPT TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW, OTHER THAN WITH RESPECT TO ANY ELIGIBLE FACILITY-SPECIFIC MATTERS SUCH AS, BY WAY OF EXAMPLE AND NOT LIMITATION, ZONING AND OTHER LOCAL LAWS, WHICH SHALL BE GOVERNED BY LAWS OF THE STATE IN WHICH SUCH ELIGIBLE FACILITY IS LOCATED.
     Section 7. Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto, and their respective successors and assigns.
     Section 8. Effectiveness; Post Closing Requirements. The amendments set forth herein shall become effective on the date (the “Amendment Effective Date”) when Key shall have received (a) counterparts of this Amendment executed by Borrower and each Guarantor, (b) payment of all costs and expenses payable under Section 10.1 of the Loan Agreement, (c) such evidence (including, without limitation, certified articles of organization, by-laws, resolutions and opinions of counsel) of enforceability, authorization, execution, delivery and other corporate proceedings, good standing and lack of conflicts as Agent shall request in connection with this Amendment and each other Loan Document, and (d) an amendment fee in the amount of $10,000.
     Section 9. Entire Agreement. This Amendment constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
[signature pages follow]

     The parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

Cornerstone Healthcare Plus Operating Partnership, L.P. By Cornerstone Healthcare Plus REIT, Inc., Its General Partner
By:	/s/ Sharon C. Kaiser
Printed Name: Sharon C. Kaiser
Its Authorized Representative

KeyBank National Association, as Lender and Agent
By:	/s/ Amy L. MacLearie
	Name:	Amy L. MacLearie
	Title:	Assistant Vice President

     Each Guarantor hereby executes this Amendment for the purpose of ratifying and confirming its respective obligations under its respective Guaranty.

Cornerstone Healthcare Plus REIT, Inc.
By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser
Its President

Floral Vale, LLC, a Delaware limited liability company			Floral Vale TRS, LLC, a Delaware limited liability company
By:	CGI Healthcare Operating Partnership, L.P., its sole member		By:	Master HC TRS, LLC, a Delaware limited liability company, its sole member
By:	Cornerstone Healthcare Plus Operating Partnership, L.P., its sole general partner		By:	CGI Healthcare Operating Partnership, L.P., a Delaware limited partnership, its sole member
By:	Cornerstone Healthcare Plus REIT, Inc., its sole general partner		By:	Cornerstone Healthcare Plus Operating Partnership, L.P., a Delaware limited partnership, its sole general partner
	By:	/s/ Sharon C. Kaiser	By:	Cornerstone Healthcare Plus REIT,
		Sharon C. Kaiser			Inc., a Maryland corporation, its sole
		President		By:	general partner /s/ Sharon C. Kaiser

Sharon C. Kaiser President

Forestview Manor, LLC, a Delaware limited liability company
By:	CGI Healthcare Operating Partnership, L.P., its sole member
By:	Cornerstone Healthcare Plus Operating Partnership, L.P., its sole general partner
By:	Cornerstone Healthcare Plus REIT, Inc., its sole general partner
	By:	/s/ Sharon C. Kaiser

Sharon C. Kaiser President

Forestview Manor TRS, LLC, a Delaware limited liability company
By:	Master HC TRS, LLC, a Delaware limited liability company, its sole member

By:	CGI Healthcare Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Cornerstone Healthcare Plus Operating Partnership, L.P., a Delaware limited partnership, its sole general partner

By:	Cornerstone Healthcare Plus REIT, Inc., a Maryland corporation, its sole general partner

By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser
President

Hedgcoxe MOB, LP, a Delaware limited partnership
By:	Hedgcoxe MOB GP, LLC, its general partner

By:	CGI Healthcare Operating Partnership, L.P., its sole member

By:	Cornerstone Healthcare Plus Operating Partnership, L.P., its sole general partner

By:	Cornerstone Healthcare Plus REIT, Inc., its Sole General Partner

By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser
President

Greentree Acquisition,			Greentree Acquisition TRS, LLC,
LLC, a Delaware limited liability company			a Delaware limited liability company

By:	CGI Healthcare Operating Partnership, L.P., its sole member		By:		Master HC TRS, LLC, a Delaware limited liability company, its sole member

By:	Cornerstone Healthcare Plus		By:		CGI Healthcare Operating
	Operating Partnership, L.P., its sole general partner				Partnership, L.P., a Delaware limited partnership, its sole member

By:	Cornerstone Healthcare Plus REIT,		By:		Cornerstone Healthcare Plus
	Inc., its sole general partner				Operating Partnership, L.P., a Delaware
limited partnership, its sole general partner

	By:	/s/ Sharon C. Kaiser
		Sharon C. Kaiser	By:		Cornerstone Healthcare Plus REIT,
		President			Inc., a Maryland corporation, its sole general partner

				By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser
President